Exhibit 10.1
AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is made as of this 20th day of May, 2013, by and between Crane Co., a Delaware corporation (the “Company”), and Robert S. Evans (“Mr. Evans”).

WHEREAS, Mr. Evans currently serves as non-executive Chairman of the Board of Directors of the Company, and in such capacity receives compensation in accordance with an Agreement with the Company dated January 24, 2011, as amended February 27, 2012 (the “Agreement”); and

WHEREAS, under the Agreement, Mr. Evans participated in the Company’s 2009 Non-Employee Director Compensation Plan (the “2009 Plan”) providing for, among other things, an annual retainer for the Chairman of the Board, in the form of cash and “Deferred Stock Units” under the Plan, in an amount established by the Board from time (initially set at $225,000);

WHEREAS, effective April 22, 2013 the shareholders of the Company voted to approve the 2013 Stock Incentive Plan (the “2013 Plan”) pursuant to which, among other things, (i) no further grants or payments shall be made under the 2009 Plan and (ii) the Management Organization and Compensation Committee is authorized to grant deferred stock units to directors, including the Chairman of the Board; and

WHEREAS, the parties desire to amend the Agreement as provided herein to coordinate with the approval of the 2013 Plan described above;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree that the Agreement is amended effective as of the date of the 2013 annual meeting of stockholders of the Company as follows:

1.    Section 3(a) of the Agreement is amended to read as follows:

“(a) Fees. For his service as Chairman, Mr. Evans shall receive an annual retainer in the amount and form as determined by the Board of Directors. Such annual retainer shall be reviewed annually by the Management Organization and Compensation Committee.”

2.    Except as expressly or by necessary implication amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of its Board of Directors, and Mr. Evans has hereunto set his hand, on the day and year first above written.

CRANE CO.
/s/ Robert S. Evans	By:/s/ Eric C. Fast

Title:Chief Executive Officer